Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated January 9, 2004, with respect to the 2003 statements of operations, shareholder’s deficit and cash flows of Cimatron Technologies, Inc. and Cimatron Technologies, Inc. (a Michigan corporation) referred to in the amended Annual Report of Cimatron Ltd. on Form 20-F/A for the year ended December 31, 2005.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Cimatron Ltd. on Forms S-8 (File No. 333-12458, and File No. 333-140809).

/s/ GRANT THORNTON LLP

Southfield, Michigan
July 1, 2008

Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 6, 2004, with respect to the 2003 statements of operations, shareholder’s deficit and cash flows of Cimatron GmbH referred to in the amended Annual Report of Cimatron Ltd. on Form 20-F/A for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Cimatron Ltd. on Forms S-8 (File No. 333-12458, and File No. 333-140809).

Wiesbaden, Germany June 18, 2008

Grant Thornton GmbH, Germany
Wirtschaftsprüfungsgesellschaft (Certified Public Accountants)